UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 17, 2011

TARGETED MEDICAL PHARMA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-53071	20-5863618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2980 BEVERLY GLEN CIRCLE, SUITE 301
LOS ANGELES, CA 90077

(Address of principal executive offices)

(310) 474-9808

(Registrant’s telephone number, including area code)

AFH ACQUISITION III, INC.
9595 WILSHIRE BLVD., SUITE 900
BEVERLY HILLS CA 90212

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 17, 2011, Targeted Medical Pharma, Inc. (the “Company”), AFH Holding and Advisory, LLC, William E. Shell, MD, the Estate of Elizabeth Charavustra and Kim Giffoni entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Reorganization (“Merger Agreement”) pursuant to which the Company merged with AFH Acquisition III, Inc. on January 31, 2011.  Pursuant to the Amendment, the “Make Good Period”, which is defined in the Merger Agreement, was changed from the fiscal year ended December 31, 2011 to the twelve months following the consummation of a Follow-on Financing (as defined in the Merger Agreement).  Dr. Shell is the Company’s Chief Executive Officer and a director, Ms. Charuvastra was the Company’s former Chairman of the Board and Vice President of Regulatory Affairs and Mr. Giffoni is the Company’s Executive Vice President of Foreign Sales and Investor Relations.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2011, the Board of Directors (the “Board”) of the Company voted to elect David Silver, MD, who currently is an employee of the Company and serves on the Company’s Scientific Advisory Committee, to fill the vacancy on the Board created when Ms. Elizabeth Charuvastra passed away on September 26, 2011.

Pursuant to an employment agreement (the “Employment Agreement”), dated as of March 20, 2010 and amended July 1, 2011, Dr. Silver serves as Associate Scientific Director and Special Projects Coordinator for a term beginning on March 20, 2010 and terminating December 31, 2012.  He is entitled to a base salary of $240,000 per annum.  Dr. Silver is further entitled to receive a percentage of gross collectible revenue for approved representative practices based upon the following schedule:

Up to $5 million	7%
$5,000,001 to $10 million	6%
$10,000,001 to $15 million	5%
$15,000,001 to $20 million	4%
$20 million and above	3%

Dr. Silver is also entitled to receive 177,469 ten-year options exercisable at $3.38 per share, a third of which vested immediately upon execution of the Employment Agreement, a third of which vested on March 1, 2011 and the remaining one-third of which will vest on March 11, 2012.  In addition, the exercise period for options granted to Dr. Silver by the Company in November 2006 were extended from three years to ten years.  Finally, Dr. Silver has a right to convert up to 20% of his annual earned salary into up to a maximum of 591,563 ten-year stock options at an exercise price of $3.38 per share.

In addition, Mr. Maurice DeWald, an existing director, was elected to the position of Chairman of the Board formerly held by Ms. Charuvastra.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2011

TARGETED MEDICAL PHARMA, INC.

By: /s/ William E. Shell
Name: William E. Shell, MD
Chief Executive Officer